UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777
Sterling Construction Company, Inc.
(Former name, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01     Other Events.

On November 30, 2022, Sterling Infrastructure, Inc. (the “Company”) entered into an agreement (the “Agreement”) and sold the Company’s 50% ownership interest in its partnership with Myers & Sons Construction L.P. (“Myers”) for $18 million in cash. In accordance with the Agreement’s payment terms, the Company is to receive $12 million by early 2023, $2 million on or before December 31, 2023, $2 million on or before June 1, 2025, and $2 million on or before December 31, 2027. The divestiture is consistent with the Company’s strategy of reducing its portfolio of low-bid heavy highway projects in order to increase the Company’s margins and of focusing on its strategic geographies.
Prior to the divestiture, the Company fully consolidated Myers in its financials as a result of provisions within the Myers operating agreement. Myers results, including 50% of earnings and losses related to members’ interest of the consolidated 50% owned subsidiary and other related direct costs, that were included within the Company’s consolidated financials for the nine months ended September 30, 2022 and full year ended December 31, 2021, respectively, were:
•Revenue of $157.0 million and $167.4 million;
•Gross profit of $0.9 million and $11.2 million;
•Operating (loss) gain of $(6.1) million and $0.3 million; and
•Net (loss) gain of $(2.0) million and $0.5 million.
The Company expects to present the operating results of Myers as discontinued operations in the fourth quarter of 2022 and anticipates recognizing an after-tax gain of $11 to $13 million on the disposition, primarily due to an extinguishment of a $15 million liability for members’ interest subject to mandatory redemption, partly offset by a $2 to $4 million loss on the sale of the Company’s 50% ownership interest.
On December 1, 2022, the Company issued a press release regarding the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
This current report contains statements that are considered forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to risks and uncertainties, including those risks identified in the Company’s filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Press release, dated December 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	December 1, 2022	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer